EX-35.5
(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Wells Fargo Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, North Carolina 28228-0166


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2012:

(a) a review of Wells Fargo's activities as assigned and agreed to under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted in Schedule B.


March 15, 2013

/s/ Julie Eichler
JULIE EICHLER
Vice President


Wells Fargo Bank, N.A.

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(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Wells Fargo Commercial Mortgage Securities, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.

Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2012-C10, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.

Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2012-C6, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.

Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2012-C8, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.

Pooling and Servicing Agreement for Wells Fargo Commercial Mortgage Securities Inc. Commercial MortgagePass-Through Certificates Series 2012-LC5, Wells Fargo Bank, N.A. as Certificate Administrator, as applicable.


Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Wells Fargo Bank, N.A.

Schedule B

Material Instances of Non-Compliance

No instances to report


Wells Fargo Bank, N.A.